CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Kearny Financial Corp.
Fairfield, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-130203 and 333-130204) of Kearny Financial Corp. (the “Company”) of our reports dated September 13, 2010, relating to the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/ s / ParenteBeard LLC

ParenteBeard LLC
Clark, New Jersey
September 13, 2010